For Immediate Release

8x8, Inc. Reports Second Quarter Fiscal 2019 Financial Results

Service revenue increased 19% year-over-year to $81 million

Service revenue, adjusting for constant currency and excluding DXI revenue, increased 21% year-over-year

New monthly recurring revenue (MRR) booked from mid-market and enterprise customers increased approximately 50% year-over-year and comprised 65% of total bookings

SAN JOSE, CA. - October 29, 2018 - 8x8, Inc. (NYSE:EGHT), a leading cloud provider of voice, video, collaboration and contact center solutions for over one million users worldwide, today reported financial results for the second quarter of fiscal 2019 ended September 30, 2018.

Second Quarter Fiscal 2019 Financial Results:

  Service revenue increased 19% year-over-year to $81.3 million. Adjusting for constant currency and excluding DXI revenue, service revenue increased 21% year-over-year.
  Service revenue from mid-market and enterprise customers billing greater than $1,000 in monthly recurring revenue (MRR), adjusting for constant currency and excluding DXI revenue, increased approximately 30% year-over-year and represents 61% of total service revenue.
  Service revenue from mid-market and enterprise customers billing greater than $10,000 in monthly recurring revenue (MRR), adjusting for constant currency and excluding DXI revenue, increased approximately 60% year-over-year and represents 28% of total monthly recurring revenue.
  Total revenue increased 18% year-over-year to $85.7 million. Adjusting for constant currency and excluding DXI revenue, total revenue increased 20% year-over-year.
  GAAP net loss was $21.5 million or $(0.23) per diluted share, including a $4.6 million charge associated with U.S. sales and use taxes.
  Non-GAAP net loss was $3.8 million or $(0.04) per diluted share.

"As large enterprises accelerate their digital transformation journey and move to the cloud, 8x8 is capturing an increasing number of these opportunities through our newly launched X Series platform. In our second fiscal quarter, we added 27 new large enterprise customers, more than double from a year ago. Also, service revenue from mid-market and enterprise customers billing more than $10,000 in monthly recurring revenue (MRR) grew approximately 60%," said Vik Verma, Chief Executive Officer at 8x8, Inc. "The positive customer response to X Series underlines the strength of 8x8 to help businesses transform their customer and employee experience with one system of engagement across voice, video, collaboration and contact center and one system of intelligence, all on a single cloud technology platform."

Added Verma, "Earlier today we announced the acquisition of the Jitsi video collaboration technology from Atlassian. Jitsi further extends 8x8's cloud technology platform with highly-scalable video routing and interoperability capabilities, all built on industry standards such as WebRTC. Jitsi's open-source technology and team of video technology experts will play a role in leading our continuing development of new X Series capabilities, including dedicated video collaboration applications and WebRTC."

Additional Second Quarter Business Metrics and Company Highlights:

Business Metrics

  GAAP gross margin was 75%, consistent with the same period last year. Non-GAAP gross margin was 77%, also consistent with the same period last year. GAAP service margin was 80%, compared with 81% in the same period last year. Non-GAAP service margin was 83%, consistent with the same period last year.
  Cash used in operating activities was $5.3 million. Cash, restricted cash and investments were $137 million at September 30, 2018.
  Average monthly service revenue per business customer (ARPU): ARPU for mid-market and enterprise customers was $4,988, compared with $4,697 in the same period last year, a 6% year-over-year increase. Total ARPU grew to $490, compared with $442 in the same period last year, an 11% increase year-over-year.
  New monthly recurring revenue (MRR) booked from mid-market and enterprise customers increased approximately 50% year-over-year and comprised 65% of total bookings.
  Channel bookings increased more than 50% year-over-year.

Corporate Highlights
  Mr. Steven Gatoff joined 8x8 as Chief Financial Officer.
  Ms. Mary Ellen Genovese is transitioning to the UK as Managing Director of European Operations.
  Mr. Matthew Zinn joined 8x8 as General Counsel, Corporate Secretary and Chief Privacy Officer.
  Ms. Monique Bonner joined the Company's Board of Directors to further enhance 8x8's brand, go-to market strategy and demand generation initiatives.
  Channel master-agent Planet One joined 8x8's global channel partner program.

Product Innovation Highlights

  Launched the X Series Team Messaging solution including automated deployment capabilities for enterprise-wide adoption; public rooms for cross-organizational collaboration; private rooms for sharing confidential content; and interoperability with 23 third-party team messaging platforms, including Slack.
  Acquired Jitsi video collaboration capabilities from Atlassian to integrate into 8x8 technology platform, further strengthening 8x8's X Series platform offerings
  8x8 was granted 7 new patents in the quarter for a total of 170 patents awarded.

Industry Awards
  8x8 Named a Leader for the seventh consecutive year in the Gartner 2018 Unified Communications as a Service (UCaaS) Magic Quadrant.
  8x8 Named a Challenger for the fourth consecutive year in the Gartner 2018 Contact Center as a Service (CCaaS) Magic Quadrant.

Financial Outlook:

On April 1, 2018, 8x8 adopted Accounting Standards Codification (ASC) 606 using the modified retrospective transition method. The guidance below includes the expected impact of the adoption of this new revenue standard, which replaced ASC 605.

Third Quarter Fiscal 2019 Financial Outlook:

  Service revenue in the range of $84.5 million to $85.5 million, representing approximately 18% to 19% year-over-year growth.
  Service revenue growth, excluding DXI revenue, in the range of 20% to 21%.
  Non-GAAP pre-tax loss in the range of $5 million to $6 million.

Full Year Fiscal 2019 Financial Outlook:

  The Company raises service revenue guidance from a range of $333 million to $338 million to a range of $334 million to $338 million, representing approximately 19% to 21% year-over-year growth. Service revenue growth, excluding DXI revenue, is anticipated to be in the range of 21% to 22%.
  The Company reiterates total revenue guidance in the range of $347 million to $352 million, representing approximately 17% to 19% year-over-year growth.
  The Company anticipates non-GAAP pre-tax loss to be at the high-end of previously stated guidance at approximately ($17 million), excluding expenses related to the Jitsi acquisition.

We do not reconcile our forward-looking estimates of non-GAAP net income to the corresponding GAAP measures of GAAP net income (loss) due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses we exclude. For example, although future hiring and retention needs may be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. Similarly, impairments and other non-recurring items are difficult to predict as they may depend on future events and external factors outside the Company's control. The actual amounts of these excluded items could have a significant impact on the Company's GAAP net income (loss). Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort.

Restricted Stock Grants

The Company also announced that, on October 29, 2018, it granted awards of restricted stock units (RSUs) representing rights to acquire a total of 267,904 shares of the Company's common stock to 12 new employees under the 8x8, Inc. 2017 New Employee Inducement Incentive Plan. The awards were granted in connection with the Company's acquisition of certain assets and hiring of personnel related to the Jitsi open source platform (which transaction was also announced today), as inducements material to the recipients' entering into employment with the Company or its subsidiary. Each RSU award vests over the course of three years, with the initial tranche vesting after one year, and the remainder vesting in eight equal quarterly installments, subject to the recipient's continued employment or other qualifying association with the Company or any of its subsidiaries. Other terms of the awards are substantially the same as those applicable to RSUs previously granted by the Company to new employees during its current fiscal year. The awards were approved by the independent compensation committee of the Company's board of directors in accordance with New York Stock Exchange Rule 303A.08.

Conference Call Information:

Management will host a conference call to discuss earnings results on October 29, 2018 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). The call is accessible via the following numbers and webcast link:

Dial In:	(866) 393-4306 Domestic or (734) 385-2616 International; Conference ID #2067499
Replay:	(855) 859-2056 Domestic or (404) 537-3406 International; Conference ID #2067499
Webcast:	http://investors.8x8.com

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available until November 19, 2018. The webcast will be archived on 8x8's website for a period of 30 days. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NYSE:EGHT) cloud solutions help businesses transform their customer and employee experience. With one system of engagement for cloud voice, video, collaboration and contact center and one system of intelligence on one technology platform, businesses can now communicate faster and smarter to exceed the speed of customer expectations. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter, and Facebook.

Non-GAAP Measures:

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing the Company's financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

The Company has defined non-GAAP net income (loss) as net income (loss) under GAAP, plus amortization of acquired intangible assets, impairment charges, stock-based compensation, certain other income and expenses, and the provision for or benefit from income taxes. Amortization of acquired intangible assets are excluded because it is a non-cash expense that management does not consider part of ongoing operations when assessing the Company's financial performance. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. Certain other income and expense items, such as acquisition-related, certain severance expenses and expenses for tax or litigation risks, have been excluded because management considers them one-time events or otherwise not indicative of trends in the Company's ongoing operations. The Company has also excluded non-cash rent expense related to its new headquarter building because the building remains in the built-out phase.

GAAP tax provision (benefit) for income taxes has been excluded as management does not consider taxes in its analysis of the performance of ongoing operations. Due to the Company's history of tax losses and full valuation allowance against deferred tax assets, future GAAP and Non-GAAP effective tax rates are limited to current taxes in certain US state and foreign jurisdictions. The Company reports these current taxes as reduction from Non-GAAP pretax net income to derive Non-GAAP net income after taxes.

The Company defines non-GAAP net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average basic or diluted shares outstanding which includes the effect of potentially dilutive stock options and awards.

Management believes that such exclusions facilitate comparisons to the Company's historical operating results and to the results of other companies in the same industry, and provides investors with information that management uses in evaluating the Company's performance on a quarterly and annual basis.

Although these non-GAAP financial measures adjust expenses, they should not be viewed as a pro forma presentation reflecting the elimination of the underlying share- based compensation programs, which are an important element of the Company's compensation structure. GAAP requires that all forms of share-based payments should be valued and included in the results of operations.

In addition, this release includes financial measures that have been adjusted as follows:

  This release includes revenue figures adjusted to exclude revenue generated by DXI. As first reported in the third quarter of our 2018 fiscal year, we have de- emphasized the sale of DXI's ContactNow as a stand-alone product, and management therefore believes it is useful to exclude this revenue from period-to-period comparisons to better depict the relative performance of our core business.

  This release includes revenue figures adjusted for comparison on a constant currency basis, when management concluded that the elimination of the impact of currency fluctuations between the periods being compared would assist with the evaluation of the underlying business performance.

We disclose these non-GAAP financial measures to the public as an additional means by which investors can assess our performance. These non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. This reconciliation has been provided in the financial statement tables included below in this press release.

Forward Looking Statements:

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors.

These factors include, but are not limited to:

  customer acceptance and demand for our cloud communication and collaboration services, changes in the competitive dynamics of the markets in which we compete, the quality and reliability of our services,
  customer cancellations and rate of churn,
  our ability to scale our business,
  customer acquisition costs,
  our reliance on infrastructure of third-party network services providers,

  risk of failure in our physical infrastructure,
  risk of failure of our software,
  our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements in the United States and foreign countries in which we make our software solutions available, and the costs of such compliance, the risk that our actual liability for state and municipal taxes, fees and surcharges may exceed our accrued contingent liability for these amounts, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, timing and extent of improvements in operating results from increased spending in marketing, sales, and research and development, introduction and adoption of our cloud software solutions in markets outside of the United States, risk of cybersecurity breaches and other unauthorized disclosures of personal data, general economic conditions that could adversely affect our business and operating results, implementation and effects of new accounting standards and policies in our reported financial results, and potential future intellectual property infringement claims and other litigation that could adversely affect our business and operating results.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

8x8, Inc.

Investor Relations:
Victoria Hyde-Dunn
1-669-333-5200

victoria.hyde-dunn@8x8.com

or

Media:
John Sun
1-408-692-7054
john.sun@@8x8.com

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Service revenue	$81,346	$68,123	$159,467	$133,214
Product revenue	4,336	4,360	9,440	8,367
Total revenue	85,682	72,483	168,907	141,581

Operating expenses:
Cost of service revenue	15,866	12,757	30,945	24,419
Cost of product revenue	5,397	5,098	11,678	9,982
Research and development	13,933	8,311	27,043	16,254
Sales and marketing	55,930	41,163	109,235	82,273
General and administrative	16,543	9,616	27,976	18,572
Total operating expenses	107,669	76,945	206,877	151,500
Loss from operations	(21,987)	(4,462)	(37,970)	(9,919)
Other income, net	635	463	1,354	2,515
Income (loss) from operations before provision (benefit) for income taxes	(21,352)	(3,999)	(36,616)	(7,404)
Provision (benefit) for income taxes	130	(3,453)	221	(4,689)
Net income (loss)	$(21,482)	$(546)	$(36,837)	$(2,715)

Net income (loss) per share:
Basic	$(0.23)	$(0.01)	$(0.39)	$(0.03)
Diluted	$(0.23)	$(0.01)	$(0.39)	$(0.03)

Weighted average number of shares:
Basic	93,831	91,689	93,449	91,667
Diluted	93,831	91,689	93,449	91,667

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	March 31,
	2018	2018
ASSETS
Current assets
Cash and cash equivalents	$24,677	$31,703
Short-term investments	104,232	120,559
Accounts receivable, net	18,870	16,296
Deferred sales commission costs	13,656	-
Other current assets	13,889	10,040
Total current assets	175,324	178,598
Property and equipment, net	42,395	35,732
Intangible assets, net	12,162	11,958
Goodwill	39,495	40,054
Restricted cash	8,100	8,100
Deferred sales commission costs, noncurrent	29,229	-
Other assets	2,927	2,767
Total assets	$309,632	$277,209

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$27,649	$23,899
Accrued compensation	17,621	17,412
Accrued taxes	12,438	6,367
Deferred revenue	3,354	2,559
Other accrued liabilities	5,200	6,026
Total current liabilities	66,262	56,263

Other liabilities	4,007	2,172
Total liabilities	70,269	58,435

Stockholders' equity
Common stock	95	93
Additional paid-in capital	445,103	425,790
Accumulated other comprehensive loss	(7,435)	(5,645)
Accumulated deficit	(198,400)	(201,464)
Total stockholders' equity	239,363	218,774
Total liabilities and stockholders' equity	$309,632	$277,209

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(36,837)	$(2,715)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	4,231	3,962
Amortization of intangible assets	2,857	2,815
Amortization of capitalized software	3,749	581
Non-cash lease expenses	2,401	-
Stock-based compensation expense	19,040	13,008
Deferred income tax benefit	-	(4,862)
Gain on escrow settlement	-	(1,393)
Other	538	761
Changes in assets and liabilities:
Accounts receivable, net	(3,347)	(1,183)
Deferred sales commission costs	(4,675)	-
Other current and noncurrent assets	(1,452)	(3,485)
Accounts payable and accruals	8,131	3,399
Deferred revenue	814	286
Net cash (used in) provided by operating activities	(4,550)	11,174

Cash flows from investing activities:
Purchases of property and equipment	(2,878)	(4,021)
Purchase of business	(2,625)	-
Gain on escrow settlement	-	1,393
Cost of capitalized software	(11,386)	(5,203)
Proceeds from maturity of investments	35,455	45,850
Sales of investments - available for sale	23,604	13,254
Purchase of investments - available for sale	(42,437)	(57,561)
Net cash used in investing activities	(267)	(6,288)

Cash flows from financing activities:
Capital lease payments	(525)	(616)
Payment of contingent consideration	-	(150)
Repurchase and tax-related withholding of common stock	(8,183)	(13,842)
Proceeds from issuance of common stock under employee stock plans	6,720	2,788
Net cash used in financing activities	(1,988)	(11,820)

Effect of exchange rate changes on cash	(221)	474
Net decrease in cash and cash equivalents	(7,026)	(6,460)

Cash, cash equivalents and restricted cash, beginning of period	39,803	41,030
Cash, cash equivalents and restricted cash, end of period	$32,777	$34,570

8x8, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	September 30, 2018		September 30, 2017		September 30, 2018		September 30, 2017
GAAP cost of service revenue	$15,866		$12,757		$30,945		$24,419
Amortization of acquired intangible assets	(1,111)		(710)		(2,221)		(1,507)
Stock-based compensation expense	(638)		(473)		(1,096)		(864)
Non-GAAP cost of service revenue	$14,117		$11,574		$27,628		$22,048
Non-GAAP service margin (as a percentage of service revenue)	$67,229	82.6%	$56,549	83.0%	$131,839	82.7%	$111,166	83.4%

GAAP and Non-GAAP cost of product revenue	$5,397		$5,098		$11,678		$9,982
Non-GAAP product margin (as a percentage of product revenue)	$(1,061)	-24.5%	$(738)	-16.9%	$(2,238)	-23.7%	$(1,615)	-19.3%

Non-GAAP gross margin (as a percentage of revenue)	$66,168	77.2%	$55,811	77.0%	$129,601	76.7%	$109,551	77.4%

GAAP research and development	$13,933		$8,311		$27,043		$16,254
Stock-based compensation expense	(2,823)		(1,314)		(5,017)		(2,651)
Non-GAAP research and development (as a percentage of revenue)	$11,110	13.0%	$6,997	9.7%	$22,026	13.0%	$13,603	9.6%

GAAP sales and marketing	$55,930		$41,163		$109,235		$82,273
Amortization of acquired intangible assets	(314)		(583)		(636)		(1,308)
Stock-based compensation expense	(3,826)		(2,568)		(7,672)		(5,215)
Non-GAAP sales and marketing (as a percentage of revenue)	$51,790	60.4%	$38,012	52.4%	$100,927	59.8%	$75,750	53.5%

GAAP general and administrative	$16,543		$9,616		$27,976		$18,572
Stock-based compensation expense	(2,842)		(2,302)		(5,255)		(4,278)
Non-recurring items	(6,151)		(250)		(7,652)		(510)
Non-GAAP general and administrative (as a percentage of revenue)	$7,550	8.8%	$7,064	9.7%	$15,069	8.9%	$13,784	9.7%

Reconciliation of GAAP Net Loss to Non-GAAP Net Income (Loss):
GAAP net income (loss)	$(21,482)		$(546)		$(36,837)		$(2,715)
Amortization of acquired intangible assets	1,425		1,293		2,857		2,815
Stock-based compensation expense	10,129		6,657		19,040		13,008
Non-recurring items in operating expenses	6,151		250		7,652		510
Non-recurring items in other income (expenses), net	-		-				(1,393)
Provision (benefit) for income taxes (1)	130		(3,453)		221		(4,689)
Non-GAAP net income before taxes (as a percentage of revenue)	$(3,647)	-4.3%	$4,201	5.8%	$(7,067)	-4.2%	$7,536	5.3%
Non-GAAP tax expense (2)	130		145		221		245
Non-GAAP net income after taxes (as a percentage of revenue)	$(3,777)	-4.4%	$4,056	5.6%	$(7,288)	-4.3%	$7,291	5.1%

(1) The non-GAAP tax provision in fiscal year 2019 does not have a deferred income tax impact due to the full valuation allowance applied against deferred tax assets.
The non-GAAP effective tax, is based on current taxes for certain states and foreign jurisdictions.
(2) The amount for the three months ended September 30, 2017 has been adjusted to conform with current period presentation.

Shares used in computing non-GAAP net income (loss) per share:
Basic	93,831		91,689		93,449		91,667
Diluted	93,831		94,898		93,449		94,928

GAAP net loss per share - Diluted	$(0.23)		$(0.01)		$(0.39)		$(0.03)
Non-GAAP net income before taxes per share - Diluted	$(0.04)		$0.04		$(0.08)		$0.08
Non-GAAP net income after taxes per share - Diluted (2)	$(0.04)		$0.04		$(0.08)		$0.08

8x8, Inc.
RECONCILIATION OF ASC 605 TO ASC 606 STATEMENTS OF OPERATIONS
AND NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts; unaudited)

	Three Months Ended			Six Months Ended
	September 30, 2018			September 30, 2018
	ASC 605	Adjustments	ASC 606	ASC 605	Adjustments	ASC 606
Service revenue	$81,543	$(197)	$81,346	$159,785	$(318)	$159,467
Product revenue	4,176	160	4,336	9,187	253	9,440
Total revenue	$85,719	$(37)	$85,682	$168,972	$(65)	$168,907
Operating expenses:
Sales and marketing	$58,806	$(2,876)	$55,930	$113,910	$(4,675)	$109,235
Loss from operations	$(24,826)	$2,839	$(21,987)	$(42,580)	$4,610	$(37,970)
Net loss	$(24,321)	$2,839	$(21,482)	$(41,447)	$4,610	$(36,837)

Net loss per share:
Basic and diluted	$(0.26)	$0.03	$(0.23)	$(0.44)	$0.05	$(0.39)

Non-GAAP net loss before taxes	$(6,486)	$2,839	$(3,647)	$(11,677)	$4,610	$(7,067)
Non-GAAP net loss after taxes	$(6,616)	$2,839	$(3,777)	$(11,898)	$4,610	$(7,288)

Non-GAAP net loss per share:
Basic and diluted	$(0.07)	$0.03	$(0.04)	$(0.13)	$0.05	$(0.08)